UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2025

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 1, 2025, Cardlytics, Inc. (the “Company”) committed to a plan to reduce its workforce by approximately 90 full-time employees, representing approximately 24% of the Company’s current workforce (the “Plan”). The Plan is intended to optimize the Company’s cost structure and is part of a broader cost-reduction initiative that also includes measures beyond full-time employee reductions.

The Company estimates that it will incur non-recurring charges of approximately $2.3 million in connection with the workforce reduction under the Plan, consisting of severance payments and related costs. The Company expects that the majority of the restructuring charges will be incurred in the fourth quarter ending December 31, 2025 and that the implementation of the workforce reduction, including cash payments, will be substantially complete by the end of the fourth quarter ending December 31, 2025.

The charges that the Company expects to incur are subject to a number of assumptions, and actual expenses may differ materially from the estimates disclosed above. The Company also may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above, including potential impairment charges. The Company is not able to estimate the amount or range of amounts of such potential impairments as of the date of this Current Report on Form 8-K. If required, the Company will amend this Current Report on Form 8-K at such time as its management is able in good faith to estimate the amount, or range of amounts, of these charges.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to forward-looking statements related to the Company’s ability to achieve the anticipated benefits resulting from the Plan and the estimated charges associated with, and the timeframe for completion of, the Plan, as well as the Company’s broader cost-reduction initiatives. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control.

The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the risks detailed in the “Risk Factors” section of the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 6, 2025 and in subsequent periodic reports that the Company files with the Securities and Exchange Commission.

The forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 7.01 REGULATION FD DISCLOSURE.

On October 2, 2025, the Company issued a press release announcing the Plan. The Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

Exhibit	Exhibit Description
99.1	Press Release, dated October 2, 2025
104	The cover page from Cardlytics, Inc.’s Form 8-K filed on October 2, 2025, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	October 2, 2025	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)